Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89576) of EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees of our report dated June 17, 2011 relating to the financial statements of EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees for the year ended December 31, 2010, which appears in this Form 11-K.

/s/ Greer & Walker, LLP

Charlotte, North Carolina

June 23, 2011